______________________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              _______________

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              _______________

             Date of Report (Date of earliest event reported):
                               July 8, 1994

                            CVB Financial Corp.
          (Exact name of registrant as specified in its charter)

                                CALIFORNIA
              (State or other jurisdiction of incorporation)

                                  1-10394
                         (Commission File Number)

                                95-3629339
                     (IRS Employer Identification No.)

     701 North Haven Avenue, Suite 350, Ontario, California 91764
            (Address of principal executive offices)(Zip Code)

            Registrant's telephone number, including area code:
                              (909) 980-4030



                              Not Applicable
    (Former name or former address, if changed since last report)

            __________________________________________________

                 THIS REPORT INCLUDES A TOTAL OF 4 PAGES
                   EXHIBIT INDEX ON PAGE 3
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Item 1.        Changes in Control of Registrant.


          None.

Item 2.        Acquisition or Disposition of Assets.


      None.

Item 3.       Bankruptcy or Receivership.


          None.

Item 4.        Changes in  Registrant's Certifying Accountant.


          None.


Item 5.           Other Events.

      On July 8, 1994, Chino Valley Bank (the "Bank"), a wholly-owned subsidiary of CVB Financial Corp. (the "Company"), entered into an Insured Deposit Purchase and Assumption Agreement
      (the "Agreement") with the Federal Deposit Insurance Corporation ("FDIC") in its capacity as receiver for
      Pioneer Bank, Fullerton, California ("Pioneer").  Pursuant
      to the Agreement, the Bank assumed an aggregate of approximately $59.0 million in deposits of the former
      Pioneer Bank.  The Bank acquired certain assets of
      Pioneer Bank that included approximately $1.5 million
      in loans, $3.0 million in federal funds sold and
      $5.2 million in investment securities.  The Bank
      received from the FDIC approximately $48.5 million
      in cash.  The Bank has agreed to provide full service
      banking in the trade area of Pioneer Bank and is
      currently occupying Pioneer's branch office with an
      option to lease this facility.   In addition, the Bank
      has the option to purchase from the FDIC certain loans and other assets of the former Pioneer Bank. It is the intention of the Bank to operate this office as its nineteenth branch.

Item 6.          Resignations of Registrant's Directors.


           None.


Item 7.          Financial Statements and Exhibits.


			    (a)  Financial Statements of Business Acquired

		None
                      (b)  Pro Forma Financial Information.

		None

                      (c)  Exhibits.

		None

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
                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       CVB FINANCIAL CORP.
                       -------------------
                       (Registrant)


Date:  July 21, 1994

                                          /s/ Robert J. Schurheck
                                          -----------------------
                                          Robert J. Schurheck
                                          Chief Financial Officer

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